EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months and Full Year Ended December 31, 2024

Reports Net Revenues of $186.5 Million for the Three Months Ended December 31, 2024

RANCHO CUCAMONGA, CA – February 27, 2025 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”) today reported results for the three months and full year ended December 31, 2024.

Fourth quarter Highlights

●	Net revenues of $186.5 million for the fourth quarter
●	GAAP net income of $38.0 million, or $0.74 per share, for the fourth quarter
●	Adjusted non-GAAP net income of $47.2 million, or $0.92 per share, for the fourth quarter

Full Year Highlights

●	Net revenues of $732.0 million for the fiscal year
●	GAAP net income of $159.5 million, or $3.06 per share, for the fiscal year
●	Adjusted non-GAAP net income of $200.8 million, or $3.86 per share, for the fiscal year

Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer, commented: “We are incredibly proud that in 2024, we exceeded our long-term goal of achieving $100 million in annual sales for Primatene MIST®, and we look forward to continuing to grow the brand. Furthermore, BAQSIMI® showed strong factory sales growth of 12% compared to the fourth quarter of last year. As we look ahead to 2025, we plan to continue developing and growing our proprietary pipeline.”

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

	(in thousands, except per share data)
Net revenues	$186,523	$178,105	$731,967	$644,395
GAAP net income	$37,964	$36,167	$159,519	$137,545
Adjusted non-GAAP net income*	$47,237	$46,875	$200,806	$175,699
GAAP diluted EPS	$0.74	$0.68	$3.06	$2.60
Adjusted non-GAAP diluted EPS*	$0.92	$0.88	$3.86	$3.32

* Adjusted non-GAAP net income and adjusted non-GAAP diluted EPS are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

Fourth quarter Results

	Three Months Ended
	December 31,		Change
	2024	2023	Dollars	%

	(in thousands)
Product revenues, net:
BAQSIMI®	$41,792	$—	$41,792	N/A
Primatene MIST®	28,935	24,484	4,451	18%
Glucagon	25,619	31,198	(5,579)	(18)%
Epinephrine	18,698	24,646	(5,948)	(24)%
Lidocaine	14,397	14,988	(591)	(4)%
Phytonadione	11,171	11,922	(751)	(6)%
Enoxaparin	3,731	6,092	(2,361)	(39)%
Naloxone	3,604	4,230	(626)	(15)%
Other products	39,031	38,089	942	2%
Total product revenues, net	$186,978	$155,649	$31,329	20%
Other revenues	(455)	22,456	(22,911)	(102)%
Total net revenues	$186,523	$178,105	$8,418	5%

Changes in product revenues, net as compared to the fourth quarter of the prior year were primarily driven by:

●	BAQSIMI® revenues consisting of $41.8 million in sales made by the Company directly to its customers, which are recorded as part of product revenues, net
●	Primatene MIST® sales increased primarily due to an increase in unit volumes
●	Glucagon sales decreased due to a decrease in unit volumes as a result of competition and a market shift towards ready-to-use glucagon products such as BAQSIMI®
●	Epinephrine sales decreased due to a decrease in unit volumes, as well as a decrease in average selling price, primarily as a result of new competition for our epinephrine vial product
●	The decrease in sales of phytonadione and naloxone was due to a decrease in unit volume, as well as a decrease in average selling price
●	Enoxaparin sales decreased primarily due to a decrease in unit volumes
●	Other pharmaceutical product sales changes were primarily due to:
o	Higher unit volumes of dextrose and sodium bicarbonate due to increased demand caused by supplier shortages during the fourth quarter
o	This increase was partially offset by:
◾	Lower sales of ganirelix and medroxyprogesterone due to a decrease in average selling price, as well as lower unit volumes
●	Other revenues decreased as the Transition Service Agreement, or TSA, with Lilly expired in the fourth quarter of 2024, and since we have assumed all distribution responsibilities, we record BAQSIMI® sales in product revenues, net and costs of sales. The other revenues included in the fourth quarter of 2024 represents BAQSIMI® sales of $0.3 million, less associated costs of sales, and a true-up of the Net Economic Benefit payments due at the expiration of the TSA.

	Three Months Ended
	December 31,		Change
	2024	2023	Dollars	%

	(in thousands)
Net revenues	$186,523	$178,105	$8,418	5%
Cost of revenues	99,875	81,965	17,910	22%
Gross profit	$86,648	$96,140	$(9,492)	(10)%
as % of net revenues	46.5%	54.0%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Decrease in other revenues related to Lilly’s sales of BAQSIMI® under the TSA, which were recorded net of cost of sales and other expenses as we assumed distribution of BAQSIMI® to our customers and now record those sales in product revenues and cost of sales separately
●	Increased labor costs and certain component costs
●	This was partially offset by an increase in sales of Primatene MIST®, which is a higher-margin product

	Three Months Ended
	December 31,		Change
	2024	2023	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$10,424	$8,619	$1,805	21%
General and administrative	12,938	13,122	(184)	(1)%
Research and development	18,142	20,419	(2,277)	(11)%

●	Selling, distribution, and marketing expenses increased primarily due to the expansion of our sales and marketing efforts related to BAQSIMI®
●	Research and development expenses decreased primarily due to a decrease in clinical trial expense, as well as a decrease in materials and supply expense, as a result of expenses in 2023 for our insulin and inhalation pipeline products that were higher than those incurred in 2024

	Three Months Ended
	December 31,		Change
	2024	2023	Dollars	%

	(in thousands)
Non-operating income (expenses)
Interest income	$2,292	$2,303	$(11)	(0)%
Interest expense	(6,425)	(9,456)	3,031	(32)%
Other income (expenses), net	2,951	(5,482)	8,433	154%
Total non-operating income (expenses), net	$(1,182)	$(12,635)	$11,453	(91)%

The change in non-operating income (expenses), net is primarily a result of:

●	A decrease in interest expense, primarily related to the accretion of the $129.0 million deferred cash payment to Lilly, which was made in June 2024, as well as a lower principal balance on the Wells Fargo Term Loan, along with the write-off of unamortized debt issuance costs related to such Term Loan in 2023
●	A change to other income (expenses), net primarily as a result of foreign currency fluctuation, as well as mark-to-market adjustments relating to our interest rate swap contracts

Year-End Results

	Year Ended December 31,		Change
	2024	2023	Dollars	%

	(in thousands)
Product revenues, net:
BAQSIMI®	$126,898	$—	$126,898	N/A
Glucagon	108,319	113,684	(5,365)	(5)%
Primatene MIST®	102,012	89,321	12,691	14%
Epinephrine	94,090	81,650	12,440	15%
Lidocaine	55,854	58,162	(2,308)	(4)%
Phytonadione	43,169	44,939	(1,770)	(4)%
Enoxaparin	21,715	31,533	(9,818)	(31)%
Naloxone	15,728	19,004	(3,276)	(17)%
Other products	145,029	154,945	(9,916)	(6)%
Total product revenues, net	$712,814	$593,238	$119,576	20%
Other revenues	19,153	51,157	(32,004)	(63)%
Total net revenues	$731,967	$644,395	$87,572	14%

Changes in product revenues, net were primarily driven by:

●	BAQSIMI® revenues consisting of $126.9 million in sales made by the Company directly to its customers, which are recorded as part of product revenues, net
●	Primatene MIST® sales increased primarily due to an increase in unit volumes
●	Epinephrine sales increased primarily due to an increase in unit volumes, as we began selling our epinephrine pre-filled syringes in Canada starting in the third quarter of 2024
●	Glucagon sales decreased primarily due to a decrease in unit volumes, as a result competition and a move to ready-to-use glucagon products such as BAQSIMI®
●	Enoxaparin and naloxone sales decreased primarily due to a decrease in unit volumes
●	Other pharmaceutical products sales decreased primarily due to:
o	Lower unit sales of atropine and calcium chloride, as a result of other suppliers returning to their historical distribution levels
o	Lower unit sales of medroxyprogesterone, as our API supplier discontinued making the active ingredient
o	These decreases were partially offset by:
◾	Higher unit volumes of dextrose and sodium bicarbonate due to an increase in demand caused by other supplier shortages
◾	The launch of albuterol in August 2024
●	Other revenues which consisted of $38.9 million in BAQSIMI® sales made by Lilly, on behalf of the Company under the TSA, which resulted in a net payment to the Company of $19.2 million after deducting the cost of sales and other expenses

	Year Ended December 31,		Change
	2024	2023	Dollars	%

	(in thousands)
Net revenues	$731,967	$644,395	$87,572	14%
Cost of revenues	358,112	293,274	64,838	22%
Gross profit	$373,855	$351,121	$22,734	6%
as % of net revenues	51.1%	54.5%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Decrease in other revenues related to Lilly’s sales of BAQSIMI® under the TSA, which are recorded net of cost of sales and other expenses, as we assumed distribution of BAQSIMI® to our customers and now record those sales in product revenues and cost of sales separately

●	Increase in depreciation and amortization expenses related to the acquired BAQSIMI® assets
●	Increased labor and certain component costs
●	This was partially offset by increased sales of Primatene MIST® and epinephrine, which are higher-margin products

	Year Ended December 31,		Change
	2024	2023	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$37,802	$28,853	$8,949	31%
General and administrative	56,720	51,540	5,180	10%
Research and development	73,914	73,741	173	0%

●	Selling, distribution, and marketing expenses increased primarily due to expenses related to the expansion of our sales and marketing efforts related to BAQSIMI®
●	General and administrative expenses increased primarily due to an increase in salary and personnel-related expenses and expenses related to BAQSIMI®
●	Research and development expenses remained flat during the year. Salary and personnel-related expenses and FDA filing fees increased, while clinical trial expense, as well as materials and supply expense decreased

	Year Ended December 31,		Change
	2024	2023	Dollars	%

	(in thousands)
Non-operating income (expenses)
Interest income	$10,612	$5,459	$5,153	94%
Interest expense	(30,343)	(27,158)	(3,185)	12%
Other income (expenses), net	4,076	(3,929)	8,005	204%
Total non-operating income (expenses), net	$(15,655)	$(25,628)	$9,973	(39)%

The change in non-operating income (expenses), net is primarily a result of:

●	An increase in interest income resulting from an increase in cash and investments.
●	An increase in interest expense resulting from the Term Loan used to finance the acquisition of BAQSIMI®, as well as the 2029 Convertible Notes, which we entered into in the second half of 2023.
●	A change to Other income (expenses), net primarily as a result of foreign currency fluctuation, as well as mark-to-market adjustments relating to our interest rate swap contracts during the year ended December 31, 2024.

Cash flow provided by operating activities for the year ended December 31, 2024, was $213.4 million.

Pipeline Information

The Company currently has four abbreviated new drug applications (“ANDAs”) filed with the U.S. Food and Drug Administration (the “FDA”) targeting products with a market size exceeding $2 billion, along with four biosimilar products in development targeting products with a market size exceeding $7 billion, and two generic products in development targeting products with a market size of over $1.3 billion. This market information is based on IQVIA data for the 12 months ended December 31, 2024. The Company is developing multiple proprietary products with injectable and intranasal dosage forms.

Amphastar’s Chinese subsidiary, Amphastar Nanjing Pharmaceuticals, Co., Ltd. (“ANP”), currently has multiple Drug Master Files (“DMFs”) on file with the FDA and is developing several additional DMFs.

Company Information

Amphastar is a bio-pharmaceutical company that focuses primarily on developing, manufacturing, marketing, and selling technically-challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells insulin API products. Most of the Company’s finished products are used in hospital or urgent care clinical settings and are primarily contracted and distributed through group purchasing organizations and drug wholesalers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, BAQSIMI®, Primatene MIST®, REXTOVYTM, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income and (ii) Adjusted non-GAAP diluted EPS, which exclude amortization expense, share-based compensation, impairment charges, expenses related to our acquisition of BAQSIMI®, certain debt issuance costs, income tax provisions on pre-tax adjustments, and other one-time events in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, February 27, 2025, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, ten minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website at www.amphastar.com.

Forward-Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding future financial performance and business trends, our future growth, sales and marketing of our products, market size and expansion, product portfolio, product development, the timing of FDA filings or approvals, including the DMFs of ANP, the timing of product launches, acquisitions and other matters related to our pipeline of product candidates, the timing and results of clinical trials, the benefits BAQSIMI®, including its potential for continued revenue growth, the strategic trajectory of and market for our product pipeline, our ability to leverage our existing expertise and technology, and other future events. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 7, 2024, and our other filings or reports that we may file with the SEC. In particular, there can be no guarantee that our sales strategies will be successful, or that we will continue to experience significant sales of BAQSIMI®. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 476-3416

Table I

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net revenues:
Product revenues, net	$186,978	$155,649	$712,814	$593,238
Other revenues	(455)	22,456	19,153	51,157
Total net revenues	186,523	178,105	731,967	644,395

Cost of revenues	99,875	81,965	358,112	293,274
Gross profit	86,648	96,140	373,855	351,121

Operating expenses:
Selling, distribution, and marketing	10,424	8,619	37,802	28,853
General and administrative	12,938	13,122	56,720	51,540
Research and development	18,142	20,419	73,914	73,741
Total operating expenses	41,504	42,160	168,436	154,134

Income from operations	45,144	53,980	205,419	196,987

Non-operating income (expenses):
Interest income	2,292	2,303	10,612	5,459
Interest expense	(6,425)	(9,456)	(30,343)	(27,158)
Other income (expenses), net	2,951	(5,482)	4,076	(3,929)
Total non-operating income (expenses), net	(1,182)	(12,635)	(15,655)	(25,628)

Income before income taxes	43,962	41,345	189,764	171,359
Income tax provision	5,998	4,673	29,672	31,833
Net income before equity in losses of unconsolidated affiliate	37,964	36,672	160,092	139,526

Equity in losses of unconsolidated affiliate	—	(505)	(573)	(1,981)

Net income	$37,964	$36,167	$159,519	$137,545

Net income per share:
Basic	$0.79	$0.75	$3.29	$2.85
Diluted	$0.74	$0.68	$3.06	$2.60

Weighted-average shares used to compute net income per share:
Basic	47,975	47,957	48,429	48,265
Diluted	51,310	53,014	52,058	53,001

Table II

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$151,609	$144,296
Restricted cash	235	235
Short-term investments	70,036	112,510
Restricted short-term investments	2,200	2,200
Accounts receivable, net	136,289	114,943
Inventories	153,741	105,833
Income tax refunds and deposits	1,747	526
Prepaid expenses and other assets	18,214	9,057
Total current assets	534,071	489,600

Property, plant, and equipment, net	297,345	282,746
Finance lease right-of-use assets	383	564
Operating lease right-of-use assets	46,899	32,333
Investment in unconsolidated affiliate	—	527
Goodwill and intangible assets, net	590,660	613,295
Long-term investments	10,996	14,685
Other assets	25,992	25,910
Deferred tax assets	71,124	53,252
Total assets	$1,577,470	$1,512,912

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$157,057	$93,366
Accrued payments for BAQSIMI®	—	126,090
Income taxes payable	9,664	1,609
Current portion of long-term debt	234	436
Current portion of operating lease liabilities	6,804	3,906
Total current liabilities	173,759	225,407

Long-term reserve for income tax liabilities	6,957	6,066
Long-term debt, net of current portion and unamortized debt issuance costs	601,630	589,579
Long-term operating lease liabilities, net of current portion	41,881	29,721
Other long-term liabilities	20,945	22,718
Total liabilities	845,172	873,491
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 60,847,124 and 47,617,691 shares issued and outstanding, respectively, as of December 31, 2024 and 59,390,194 and 48,068,881 shares issued and outstanding, respectively, as of December 31, 2023	6	6
Additional paid-in capital	505,400	486,056
Retained earnings	568,787	409,268
Accumulated other comprehensive loss	(9,181)	(8,478)
Treasury stock	(332,714)	(247,431)
Total equity	732,298	639,421
Total liabilities and stockholders’ equity	$1,577,470	$1,512,912

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

GAAP net income	$37,964	$36,167	$159,519	$137,545
Adjusted for:
Intangible asset amortization	6,179	6,178	24,718	12,830
Share-based compensation	5,632	4,622	24,368	20,242
Impairment of long-lived assets	—	1	—	3,175
Expenses related to BAQSIMI® acquisition	—	2,148	3,651	5,830
Debt issuance costs	—	742	—	6,785
Income tax provision on pre-tax adjustments	(2,538)	(2,983)	(11,450)	(10,708)
Adjusted non-GAAP net income	$47,237	$46,875	$200,806	$175,699

Adjusted non-GAAP net income per share:
Basic	$0.99	$0.98	$4.15	$3.64
Diluted	$0.92	$0.88	$3.86	$3.32

Weighted-average shares used to compute adjusted non-GAAP net income per share:
Basic	47,975	47,957	48,429	48,265
Diluted	51,310	53,014	52,058	53,001

	Three Months Ended December 31, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$99,875	$10,424	$12,938	$18,142	$(1,182)	$5,998
Intangible asset amortization	(6,160)	—	—	(19)	—	—
Share-based compensation	(1,159)	(286)	(3,682)	(505)	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	2,538
Non-GAAP	$92,556	$10,138	$9,256	$17,618	$(1,182)	$8,536

	Three Months Ended December 31, 2023

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$81,965	$8,619	$13,122	$20,419	$(12,635)	$4,673
Intangible asset amortization	(6,158)	—	(3)	(17)	—	—
Share-based compensation	(1,023)	(221)	(2,946)	(432)	—	—
Impairment of long-lived assets	—	—	(1)	—	—	—
Expenses related to BAQSIMI® acquisition	—	—	(322)	—	1,826	—
Debt issuance costs	—	—	—	—	742	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	2,983
Non-GAAP	$74,784	$8,398	$9,850	$19,970	$(10,067)	$7,656

	Year Ended December 31, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$358,112	$37,802	$56,720	$73,914	$(15,655)	$29,672
Intangible asset amortization	(24,639)	—	(4)	(75)	—	—
Share-based compensation	(5,742)	(1,063)	(14,921)	(2,642)	—	—
Expenses related to BAQSIMI® acquisition	—	—	—	—	3,651	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	11,450
Non-GAAP	$327,731	$36,739	$41,795	$71,197	$(12,004)	$41,122

	Year Ended December 31, 2023

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$293,274	$28,853	$51,540	$73,741	$(25,628)	$31,833
Intangible asset amortization	(12,741)	—	(19)	(70)	—	—
Share-based compensation	(4,891)	(870)	(12,269)	(2,212)	—	—
Impairment of long-lived assets	(3,170)	—	(5)	—	—	—
Expenses related to BAQSIMI® acquisition	—	—	(2,179)	—	3,651	—
Debt issuance costs	—	—	—	—	6,785	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	10,708
Non-GAAP	$272,472	$27,983	$37,068	$71,459	$(15,192)	$42,541